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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Incentive Stock Plan of Cell Genesys, Inc. of our report dated January 28, 1998, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Palo Alto, California

July 22, 1998